Registration No. 333-

As filed with the Securities Exchange Commission on June 30, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-1760117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Post Office Box 864

Frisco, TX 75034

Telephone: (972) 987-5130

(Address, including zip code, and telephone number, of registrant’s principal executive offices)

Norma Garcia

Post Office Box 864

Frisco, TX 75034

Telephone: (972) 987-5130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. Wolfel

Chris Babcock

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

●	A base prospectus which covers the offering, issuance and sale by us of up to $20 million in the aggregate of the securities identified below from time to time in one or more offerings; and

●

A sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $5.7 million of our Class A common stock that may be issued and sold under a sales agreement with Craig-Hallum Capital Group LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $5.7 million of Class A common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $20 million of securities that may be offered, issued and sold by us under the base prospectus, and if no shares are sold under the sales agreement, the full $20 million of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 30, 2023

PROSPECTUS

STRYVE FOODS, INC.

CLASS A COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

SECURITIES PURCHASE CONTRACTS

UNITS

We may offer and sell from time to time up to $20 million of any combination of the securities described in this prospectus, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the times of offerings.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities for sale directly to the purchasers or through one or more underwriters, dealers and agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our shares of Class A common stock and Warrants are listed on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively. On June 23, 2023, the closing sale price per share of our Class A common stock and Warrants was $0.5506 and $0.0499, respectively.

The aggregate market value of our outstanding Class A common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $17.1 million, which was calculated based on 26,168,903 shares of Class A common stock outstanding as of June 23, 2023, of which 5,201,118 shares were held by affiliates, and a price of $0.8160 per share, which was the closing price of our common stock on Nasdaq on May 26, 2023. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced public company reporting requirements.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 2 of this prospectus for a discussion of information that should be considered before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2023.

TABLE OF CONTENTS

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus, in one or more offerings, up to the maximum aggregate dollar amount $20 million. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities in any jurisdiction in which an offer is not authorized or in which the person making that offer is not qualified to do so or to anyone to whom it is unlawful to make an offer. You should not assume that the information contained in this prospectus or any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

All references in this prospectus to “Stryve,” the “Company,” “we,” “us,” “our,” or similar references refer to Stryve Foods, Inc. and our consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

1

STRYVE FOODS, INC.

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, generally contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its owned e-commerce websites as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the nutritional snacking category and increase demand for Stryve’s products. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. Stryve intends to continue to invest in product innovation and acquisition, improving its supply chain, increasing its manufacturing capacity, and expanding its marketing and sales initiatives to continue its growth.

Additional information about us can be found in our most recent annual report on Form 10-K incorporated by reference herein together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q.

Andina Acquisition Corp. III (Andina) was a blank check company incorporated as a Cayman Islands exempted company on July 29, 2016. Stryve Foods, LLC was a Texas limited liability company formed on January 13, 2017. On July 20, 2021, we completed the Business Combination, under which Andina was domesticated as a corporation in the State of Delaware, renamed “Stryve Foods, Inc.” and was organized as an “Up-C” structure in which substantially all of the assets of the combined company are held by Andina Holdings, LLC (Holdings), and our only assets are our equity interests in Holdings. As the managing member of Holdings, we have full, exclusive and complete discretion to manage and control the business of Holdings and to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Holdings. As of the open of trading on July 21, 2021, our Class A common stock and Warrants, formerly those of Andina, began trading on Nasdaq as “SNAX” and “SNAXW,” respectively.

Our principal executive offices are located at P.O. Box 864, Frisco, Texas 75034, and our telephone number is (972) 987-5130. Our website address is www.stryve.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks, uncertainties and other factors described in our most recent annual report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus include, but are not limited to, statements regarding disclosure concerning our operations, cash flows, financial position and dividend policy. These forward-looking statements include, but are not limited to:

●	our market opportunity and the potential growth of that market;

●	the impact of inflation and cost increases on our business;

●	our strategy, expected outcomes and growth prospects;

●	trends in our operations, industry and markets;

●	our future profitability, indebtedness, liquidity, access to capital and financial condition, and our ability to continue as a going concern; and

●	our integration of companies that we have acquired or may acquire into our operations

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. Pending such use, we may temporarily invest the net proceeds in short-term investments.

3

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES TO BE OFFERED

We may offer, from time to time and in one or more offerings, shares of Class A common stock, shares of preferred stock, warrants, subscription rights, securities purchase contracts and units. Set forth herein and below is a general description of the securities that we may offer hereunder. We will set forth in the applicable prospectus supplement a specific description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds will be contained in the prospectus supplement and/or other offering material relating to such offering.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of our amended and restated articles of incorporation (our “Amended and Restated Certificate of Incorporation”), amended and restated bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our Amended and Restated Certificate of Incorporation and bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and Amended and Restated Certificate of Incorporation and bylaws. The terms of our capital stock are therefore subject to Delaware law.

Authorized and Outstanding Stock

The Amended and Restated Certificate of Incorporation authorizes the issuance of 610,000,000 shares, of which 400,000,000 shares are shares of Class A common stock, par value $0.0001 per share, 200,000,000 shares are shares of Class V common stock, par value $0.0001 per share, and 10,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of June 23, 2023, the Company had issued and outstanding:

●	26,168,903 shares of Class A common stock;

●	6,145,995 shares of Class V Common Stock;

●	10,997,500 Warrants to purchase an equal number of shares of Class A common stock at an exercise price of $11.50 per share;

●	10,294,118 warrants to purchase an equal number of shares of Class A common stock at an exercise price of $3.60 per share;

●	7,964,550 warrants to purchase an equal number of shares of Class A common stock at an exercise price of $0.5134 per share; and

●	no outstanding shares of preferred stock.

4

Common Stock

Voting. Pursuant to Amended and Restated Certificate of Incorporation, holders of Class A common stock and Class V common stock vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A common stock and Class V common stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

●	Dividends. The holders of Class A common stock are entitled to receive dividends, as and if declared by the Company’s Board out of legally available funds. The holders of Class V common stock will not have any right to receive dividends.

●	Liquidation Rights. Upon the Company’s liquidation or dissolution, the holders of all classes of common stock are entitled to their respective par value, and the holders of Class A common stock will then be entitled to share ratably in those of the Company’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class V common stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

●	Conversion, Transferability and Exchange. The holders of Class V shares may from time to time tender shares of Class V common stock (together with an equal number of Class B Common Units) for an equal number of shares of Class A common stock. The Company may not issue Class V common stock such that after the issuance the holder of such stock does not hold an identical number of Class B Common Units. The Class A common stock has no conversion or exchange rights.

●	Other Provisions. None of the Class A common stock or Class V common stock has any pre-emptive or other subscription rights.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares will be shares of preferred stock, par value $0.0001 per share. The Company’s Board is authorized, subject to limitations prescribed by Delaware law and the Amended and Restated Certificate of Incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The Company’s Board also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A common stock and Class V common stock, which could have a negative impact on the market price of the Class A common stock. The Company has no current plan to issue any shares of preferred stock. As of the date of this prospectus, there are no shares of preferred stock outstanding.

Stock Options and Restricted Stock

As of June 23, 2023 we had no outstanding options and 1,256,998 shares of unvested restricted stock or restricted stock units. As of June 23, 2023 an additional 5,157,508 shares of Class A common stock were available for future award grants under our omnibus incentive plan.

Warrants

Public Warrants. We have outstanding 10,997,500 Warrants outstanding that represent the right to purchase an equal number of shares of the Company’s Class A common stock. Each redeemable Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50, subject to adjustment as discussed below, at any time commencing on or after July 20, 2021. However, except as set forth below, no Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants is not effective, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. The Warrants will expire on July 20, 2026 at 5:00 p.m., New York City time.

5

We may call the Warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $.01 per Warrant:

○	at any time while the Warrants are exercisable,

○	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

○	if, and only if, the reported last sale price of shares of Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

○	if, and only if, there is a current registration statement in effect with respect to shares of Class A common stock underlying such Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If we call the Warrants for redemption as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. For this purpose, “fair market value” shall mean the volume weighted average price of shares of Class A common stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of shares of Class A common stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Class A common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The

Warrant holders do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their Warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no Warrants will be exercisable and we will not be obligated to issue shares of Class A common stock unless at the time a holder seeks to exercise such Warrant, a prospectus relating to shares of Class A common stock issuable upon exercise of the Warrants is current and shares of Class A common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant agreement, we have agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to shares of Class A common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to shares of Class A common stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to shares of Class A common stock issuable upon the exercise of the Warrants is not current or if shares of Class A common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

6

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder (and his, her or its affiliates) would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of shares of Class A common stock outstanding. Notwithstanding the foregoing, any person who acquires a Warrant with the purpose or effect of changing or influencing the control of us, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying Ordinary Shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share dividend payable in shares of Class A common stock, or by a split up of shares of Class A common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of Class A common stock to be issued to the Warrant holder.

Private Warrants. We have agreed that so long as the Private Warrants are still held by our initial shareholders or their affiliates, we will not redeem such Warrants and will allow the holders to exercise such Warrants on a cashless basis (even if a registration statement covering shares of Class A common stock issuable upon exercise of such Warrants is not effective). However, once any of the Private Warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Additionally, Cowen has agreed that it will not be permitted to exercise any Warrants underlying the purchase option issued to it and/or its designees upon consummation of the IPO after the five year anniversary of the effective date of the registration statement for our IPO. Furthermore, because the Private Warrants were issued in a private transaction, the holders and their transferees will be allowed to exercise such Warrants for cash even if a registration statement covering shares of Class A common stock issuable upon exercise of such Warrants is not effective and receive unregistered shares of Class A common stock. As of June 1, 2023, 197,500 of the total 10,997,500 Warrants outstanding were Private Warrants.

January 2022 Private Placement Warrants. On January 6, 2022, we entered into a Securities Purchase Agreement (the “January Purchase Agreement”) with select accredited investors (the “2022 Investors”), relating to the issuance and sale of 2,496,934 shares of Class A common stock and, in lieu of Class A common stock, pre-funded warrants to purchase 7,797,184 shares of Class A common stock, and accompanying warrants to purchase up to 10,294,118 shares of Class A common stock (the “January 2022 Offering”). The January 2022 Offering closed on January 11, 2022. The Class A common stock and warrants were sold at a combined purchase price of $3.40 per share (less $0.0001 per share for pre-funded warrants). We received gross proceeds from the January 2022 Offering of approximately $35 million before deducting estimated offering expenses.

Each warrant has an exercise price per share of Class A common stock equal to $3.60 and will expire five years from the date of issuance and may be exercised on a cashless basis if a registration statement registering the shares issuable upon exercise is not effective. The warrants are immediately exercisable, provided that the holder will be prohibited, subject to certain exceptions, from exercising the warrants for shares of Class A common stock to the extent that immediately prior to or after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 4.99% or 9.99%, as applicable, of the total number of shares of Class A common stock then issued and outstanding, which percentage may be changed at the holders’ election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to us. The pre-funded warrants issued in the January 2022 Offering were exercised in full on a cashless basis and all warrants issued remain outstanding.

Lender Warrants. On April 19, 2023, we issued an aggregate of $4,089,000 in principal amount of secured promissory notes (the “Notes”) to select accredited investors (the “Lenders”). The aggregate principal amount of the Notes is inclusive of $1,195,000 from related parties (the “Related Party Notes”). The Notes accrue interest annually at a rate of 12% and will mature upon the earlier of (i) December 31, 2023, or (ii) the closing of the next sale (or series of related sales) by us of equity securities (other than pursuant to warrants described below), following the date of the Notes, from which we receive gross proceeds of not less than $3,000,000. The Notes are secured by a security interest on substantially all the assets of the Company that is subordinate to the security interests of the Company’s existing first and second lien lenders.

Each Lender that purchased Notes received a warrant (the “Warrants”) to purchase one share of our Class A common stock for each $0.5134 of principal amount of the Notes, for an aggregate of 7,964,550 Warrants. The aggregate amount of the Warrants is inclusive of 2,327,620 associated with the Related Party Notes. Each Warrant is exercisable immediately, has an exercise price per share of Class A common stock equal to $0.5134 and will expire three years and three months from the date of issuance and may be exercised on a cashless basis if a registration statement registering the resale of the shares issuable upon exercise is not effective. The warrant holder will be prohibited, subject to certain exceptions, from exercising the Warrants for shares of the Company’s Class A common stock to the extent that immediately prior to or after giving effect to such exercise, the warrant holder, together with its affiliates and other attribution parties, would own more than 4.99% or 9.99%, as applicable, of the total number of shares of Class A common stock then issued and outstanding, which percentage may be changed at the warrant holders’ election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice.

7

Exclusive Forum

The Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Delaware Corporation Law or the Amended and Restated Certificate of Incorporation or the bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Anti-Takeover Effects of Provisions of the Charter and Bylaws

The provisions of the Amended and Restated Certificate of Incorporation and bylaws and of the Delaware General Corporation Law (“DGCL”) summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A common stock.

The Amended and Restated Certificate of Incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. The Amended and Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Amended and Restated Certificate of Incorporation and bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by the Chairman of the Board, the Company’s Chief Executive Officer or by the Company’s Board. Except as described above, stockholders are not permitted to call a special meeting or to require the Company’s Board to call a special meeting.

Advance Notice Procedures. The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws will not give the Company’s Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares. The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Class A common stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Holding’s Common Units and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of the Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.

8

Business Combinations. The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Staggered Board of Directors. The Amended and Restated Certificate of Incorporation provides that the Company’s Board will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Company’s Board only by successfully engaging in a proxy contest at two or more annual meetings.

Limitations on Liability and Indemnification of Officers and Directors

The bylaws limit the liability of the Company’s directors and officers to the fullest extent permitted by the DGCL and provides that the Company will provide them with customary indemnification and advancement and prepayment of expenses. The Company has entered into to customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Company or on its behalf.

Nasdaq Capital Market Listing

Our Class A common stock and Warrants are listed on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

9

DESCRIPTION OF WARRANTS

We may issue other warrants in the future for the purchase of Class A common stock, preferred stock, units or other securities. Warrants may be issued independently or together with Class A common stock, preferred stock or units offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, provided that we may also act as warrant agent and enter into warrant agreements directly with the purchasers of securities offered pursuant to this prospectus. In each case, the terms of the warrants will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

●	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	U.S. federal income tax consequences applicable to such warrants;

●	the amount of warrants outstanding as of the most recent practicable date; and

●	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such number of shares of Class A common stock, preferred stock, units or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase Class A common stock, preferred stock, units or other securities, holders of such warrants will not have any of the rights of holders of the underlying securities, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Class A common stock purchasable upon such exercise, or to exercise any applicable right to vote.

10

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase Class A common stock, preferred stock, warrants, units other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

●	the date of determining the stockholders entitled to the rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for the Class A common stock, preferred stock, warrants, units or other securities upon the exercise of the subscription right;

●	the number of subscription rights issued to each stockholder;

●	the amount of Class A common stock, preferred stock, warrants, units or other securities that may be purchased per each subscription right;

●	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

●	the extent to which the subscription rights are transferable;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

●	any applicable federal income tax considerations; and

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

11

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

We may issue securities purchase contracts, which consist of contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Class A common stock, preferred stock, warrants, units or other securities at a future date or dates, which we refer to in this prospectus as “securities purchase contracts.” The terms and conditions for any purchase and sale rights or obligations, as well as the price per share of the underlying securities (if applicable) and the number or value of the underlying securities, may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts.

The securities purchase contracts may be issued separately or as part of units, other securities of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the securities purchase contracts. The securities purchase contracts may require holders to secure their obligations under the securities purchase contracts in a specified manner. The securities purchase contracts also may require us to make periodic payments to the holders thereof or vice versa, and those payments may be unsecured or refunded on some basis.

The securities purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the securities purchase contracts, will be filed with the SEC in connection with the offering of securities purchase contracts. The prospectus supplement and/or other offering material relating to a particular issue of securities purchase contracts will describe the terms of those securities purchase contracts, including the following:

●	if applicable, a discussion of material U.S. federal income tax considerations; and

●	any other information we think is important about the securities purchase contracts.

12

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of Class A common stock, shares of preferred stock, warrants, subscription rights and securities purchase contracts, or any combination of the foregoing.

The applicable prospectus supplement will specify the following terms of the units:

●	the terms of the underlying securities comprising the units, including whether and under what circumstances the underlying securities may be traded separate of the units;

●	a description of the terms of any unit agreement governing the units (if any);

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

13

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our stockholders; (vi) through a combination of any of these methods of sale or (vii) through any other methods described in a prospectus supplement. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, in at the market offerings, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our Class A common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

14

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement or arrangement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement or arrangement, we may sell securities on a daily basis in exchange transactions or otherwise as we agreement with the underwriters or agents. Any such agreement or arrangement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement or arrangement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock. The terms of any such agreement or arrangement will be set forth in more detail in the applicable prospectus supplement.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on The NASDAQ Stock Market LLC, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The NASDAQ Stock Market LLC, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

15

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits thereto. For more information regarding us and the securities offered by this prospectus, we refer you to the full registration statement, including the exhibits filed therewith. This prospectus summarizes certain provisions of certain contracts and other documents filed as exhibits to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

You may access our SEC filings, including this registration statement, at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and file reports, proxy statements, and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website referred to above. We also maintain a website at www.stryve.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8–K:

●	our annual report on Form 10–K for the fiscal year ended December 31, 2022, filed with the SEC on April 17, 2023;

●	our quarterly report on Form 10–Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023;

●	our current reports on Form 8–K filed with the SEC on February 2, 2023, April 21, 2023, and June 9, 2023;

●	our definitive proxy filed with the SEC on May 2, 2023; and

●	the description of the common stock contained in our registration statement on Form 8-A (File No. 001-38785), filed with the SEC on January 23, 2019, pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.5 of our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed on April 17, 2023.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

16

Copies of the documents incorporated herein by reference may be obtained on our website at www.stryve.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s website at http://www.sec.gov.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

Stryve Foods, Inc.

Post Office Box 864

Frisco, TX 75034

Telephone: (972) 987-5130

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

17

STRYVE FOODS, INC.

Class A Common Stock

Preferred Stock

Warrants

Subscription Rights

Securities Purchase Contracts

Units

PROSPECTUS

The date of this prospectus is             , 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

SUBJECT TO COMPLETION, DATED JUNE 30, 2023

Up to $5.7 Million

Class A Common Stock

We have entered into an at the market offering agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (the “Sales Agent”), relating to the sale of the shares of our Class A common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our Class A common stock, $0.0001 par value, having an aggregate offering price of up to $5.7 million from time to time through or to the Sales Agent, acting as our agent or as principal.

Our shares of Class A common stock and Warrants are listed on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively. On June 23, 2023, the closing sale price per share of our Class A common stock and Warrants was $0.5506 and $0.0499, respectively.

Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, in ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Capital Market (“Nasdaq”) or any other trading market where Class A common stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. If we and the Sales Agent agree on any method of distribution other than sales of shares of Class A common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of shares, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of our Class A common stock under the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any sale of shares of our common stock under the Sales Agreement. The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our Class A common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” beginning on page S-8 for additional information regarding the compensation to be paid to the Sales Agent.

In connection with the sale of our Class A common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act.

The aggregate market value of our outstanding Class A common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $17.1 million, which was calculated based on 26,168,903 shares of Class A common stock outstanding as of June 23, 2023, of which 5,201,118 shares were held by affiliates, and a price of $0.8160 per share, which was the closing price of our common stock on Nasdaq on May 26, 2023. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced public company reporting requirements.

Investing in our Class A common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-5 of this prospectus supplement, the accompanying prospectus, and the other documents we file or have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, for a discussion of the factors you should consider before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Craig-Hallum

The date of this prospectus supplement is                    , 2023

S-i

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus to or by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of shares of our Class A common stock. Before buying any shares of Class A common stock offered hereby, we urge you to read carefully this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, together with the documents incorporated by reference herein, as described under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the Class A common stock offered hereby.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between (i) the information contained in this prospectus supplement and (ii) the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

For purposes of this prospectus supplement and the accompanying prospectus, references to “Company,” “Stryve Foods, Inc.,” “we,” “us,” “our,” and “ours” refer to Stryve Foods, Inc. and its subsidiaries where the context so requires, unless otherwise indicated or the context otherwise requires.

S-1

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus supplement and the documents incorporated by reference into this prospectus include, but are not limited to, statements regarding disclosure concerning our operations, cash flows, financial position and dividend policy. These forward-looking statements include, but are not limited to:

●	our market opportunity and the potential growth of that market;

●	the impact of inflation and cost increases on our business;

●	our strategy, expected outcomes and growth prospects;

●	trends in our operations, industry and markets;

●	our future profitability, indebtedness, liquidity, access to capital and financial condition, and our ability to continue as a going concern; and

●	our integration of companies that we have acquired or may acquire into our operations

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights basic information about us, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Class A common stock. You should review this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section beginning on page S-5 of this prospectus supplement.

Overview

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, generally contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its owned e-commerce websites as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the nutritional snacking category and increase demand for Stryve’s products. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. Stryve intends to continue to invest in product innovation and acquisition, improving its supply chain, increasing its manufacturing capacity, and expanding its marketing and sales initiatives to continue its growth.

Additional information about us can be found in our most recent annual report on Form 10-K incorporated by reference herein together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q.

Our Annual Report on Form 10-K for the year ended December 31, 2022 and the subsequent reports filed pursuant to the Exchange Act provide additional information about our business, operations and financial condition.

Corporate Information

Andina Acquisition Corp. III (Andina) was a blank check company incorporated as a Cayman Islands exempted company on July 29, 2016. Stryve Foods, LLC was a Texas limited liability company formed on January 13, 2017. On July 20, 2021, we completed the Business Combination, under which Andina was domesticated as a corporation in the State of Delaware, renamed “Stryve Foods, Inc.” and was organized as an “Up-C” structure in which substantially all of the assets of the combined company are held by Andina Holdings, LLC (Holdings), and our only assets are our equity interests in Holdings. As the managing member of Holdings, we have full, exclusive and complete discretion to manage and control the business of Holdings and to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Holdings. As of the open of trading on July 21, 2021, our Class A common stock and Warrants, formerly those of Andina, began trading on Nasdaq as “SNAX” and “SNAXW,” respectively.

Our principal executive offices are located at P.O. Box 864, Frisco, Texas 75034, and our telephone number is (972) 987-5130. Our website address is www.stryve.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

S-3

THE OFFERING

Issuer	Stryve Foods, Inc.

Class A common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $5.7 million.

Class A common stock outstanding prior to the offering*	26,168,903 shares as of June 23, 2023.

Manner of offering	“At the market offering” that may be made from time to time through or to the Sales Agent, as sales agent or principal. See “Plan of Distribution” on page S-8 of this prospectus supplement.

Use of proceeds	We currently intend to use any net proceeds from this offering for general corporate purposes, including working capital. We may use a portion of the net proceeds of this offering to repay our outstanding indebtedness. See “Use of Proceeds” on page S-6 for additional information.

Risk factors	An investment in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated by reference herein, and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

Market for our Class A common stock	Our Class A common stock is traded on the Nasdaq Capital Market under the symbol “SNAX.”

*The number of Class A shares outstanding as of June 23, 2023 excludes the following:

●	6,145,995 shares of Class V Common Stock;

●	10,997,500 Warrants to purchase an equal number of shares of Class A common stock at an exercise price of $11.50 per share;

●	10,294,118 warrants to purchase an equal number of shares of Class A common stock at an exercise price of $3.60 per share;

●	7,964,550 warrants to purchase an equal number of shares of Class A common stock at an exercise price of $0.5134 per share; and

●	shares of our Class A common stock subject to outstanding awards and shares reserved for future award grants under our equity incentive plans.

S-4

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. Prior to making a decision about investing in our Class A common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 17, 2023, which are incorporated into this prospectus supplement and the accompanying prospectus by reference in their entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Class A common stock could decline and you might lose all or part of your investment. Please also read carefully the section above titled “Forward-Looking Information.”

Risks Related to this Offering and an Investment in Our Class A Common Stock

Stryve has a history of losses and may be unable to achieve or sustain profitability.

Stryve has experienced net losses since its inception. In the years ended December 31, 2022 and 2021 and three months ended March 31, 2023, Stryve incurred net losses of $33.2 million, $32.0 million and $4.2 million, respectively. Stryve acknowledges that its operating expenses and capital expenditures may increase in the foreseeable future as it continues to increase its customer base and supplier network, expand its product offerings and brands, expand marketing channels, invest in facilities, hire additional employees and enhance technology and production capabilities. The efforts to grow may prove more expensive than anticipated, and Stryve may not succeed in increasing its revenues and margins sufficiently to offset the potentially increased expenses. In addition, many of Stryve’s expenses, including certain costs associated with its existing and any future manufacturing facilities, are fixed and may impact Stryve’s ability to reduce its losses. Accordingly, Stryve may not be able to achieve or sustain profitability and it may incur significant losses for the foreseeable future.

Our financial statements contain a statement regarding a substantial doubt about the Company’s ability to continue as a going concern.

We incurred net losses of $33.1 million, $32.0 million and $4.2 million for the years ended December 31, 2022 and 2021 and three months ended March 31, 2023, respectively, and have an accumulated deficit of approximately $117.3 million from the inception of the Company prior to our business combination through December 31, 2022. Our consolidated financial statements for the year ended December 31, 2022 were prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Based on an evaluation of our operating conditions, such conditions raise substantial doubt about our ability to continue as a going concern.

In May of 2022, Stryve announced a leadership change with Chris Boever stepping in as the new Chief Executive Officer of the Company. With this change in leadership, management thoughtfully reviewed the business, strategy, near-term prospects, and its path to profitability. We examined every area of spending throughout our business and believe we identified ways to drive efficiencies, eliminate unnecessary expense, and focus on the highest and best use of each dollar. Moving forward, we believe our optimized spending plan will begin to materially benefit from portfolio-wide price increases and productivity initiatives throughout our supply chain. While we intend to continue to invest to drive meaningful growth in net sales, we are doing so in a more disciplined manner that acknowledges the fundamental changes in direct-to-consumer advertising markets. By monitoring our unit economics closely, maintaining an optimized spending profile, and seeking to meaningfully grow net sales, we believe we will be able to drive further reductions in our net losses moving forward. Based on the actions we have taken and those we plan to take, we believe we have alleviated the substantial doubt previously described and have sufficient liquidity to meet our obligations as they become due over the next twelve months, however, there can be no assurance, that we will be successful in completing such actions and realizing the anticipated cost savings.

Our ability to continue as a going concern is dependent on our ability to obtain the necessary financing to meet our obligations and repay our liabilities arising from the ordinary course of business operations when they become due. We are also currently evaluating several different strategies to enhance our liquidity position. These strategies may include, but are not limited to, pursuing additional actions under our business reorganization plan, and seeking additional financing from both the public and private markets through the issuance of equity or debt securities. The outcome of these matters cannot be predicted with any certainty at this time. If capital is not available to us when, and in the amounts needed, we could be required to delay, scale back, or abandon some of our operations, which could materially harm our business, financial condition and results of operations.

The substantial doubt about our ability to continue as a going concern may affect the price of our Class A common stock, may impact our relationship with third parties with whom we do business, including our customers, vendors, lenders and employees, may impact our ability to raise additional capital and may impact our ability to comply going forward with covenants in our debt agreements.

Fluctuations in the price of our Class A common stock, including as a result of actual or anticipated sales of shares by us and/or our directors, officers or stockholders, may make our Class A common stock more difficult to resell.

The market price and trading volume of our Class A common stock have been, and may continue to be, subject to significant fluctuations due not only to general stock market conditions, but also to changes in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity, or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our Class A common stock may be affected by actual or anticipated sales of Class A common stock by us and/or our directors, officers or stockholders, whether in the market, in connection with business acquisitions, in this offering or in subsequent offerings. Stock markets in general have at times experienced extreme volatility unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock, regardless of our operating results.

As a result, these fluctuations in the market price and trading volume of our Class A common stock may make it difficult to predict the market price of our Class A common stock in the future, cause the value of your investment to decline and make it more difficult to resell our Class A common stock.

Management will have broad discretion as to the use of the proceeds of this offering, and we may use the proceeds in ways in which you and other stockholders may disagree.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. We may use a portion of the net proceeds of this offering to repay our outstanding indebtedness.

If you purchase our Class A common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding at the time of sale. As of March 31, 2023, assuming that an aggregate of $5.7 million of shares of our Class A common stock are sold at a price of $0.5506 per share, the last reported sale price of our Class A common stock on Nasdaq on June 23, 2023, investors in this offering would experience immediate dilution of $0.5628 per share, representing the difference between our as adjusted net tangible book value (deficit) per share of $(0.0122), after giving effect to this offering, and the assumed offering price. For a further description of the dilution that you may experience immediately after this offering, see the section titled “Dilution.”

S-5

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into our Class A common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

In addition, we may engage in one or more potential acquisitions in the future, which could involve issuing our Class A common stock as some or all of the consideration payable by us to complete such acquisitions. If we issue Class A common stock or securities linked to our Class A common stock, the newly issued securities may have a dilutive effect on the interests of the holders of our Class A common stock. Additionally, future sales of newly issued shares used to effect an acquisition could depress the market price of our Class A common stock.

The actual number of shares we will issue in this offering under the Sales Agreement with the Sales Agent, at any one time or in total, is uncertain.

Subject to certain limitations set forth in the Sales Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after we deliver a placement notice will fluctuate based on the market price of our Class A common stock during the sales period and the limits we set with the Sales Agent.

The Class A common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Our Class A common stock may become the target of a “short squeeze.”

Recently, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the shares to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those shares have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

Nasdaq may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are currently listed on the Nasdaq. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that shares of our Class A common stock are “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

On August 4, 2022, the Company received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s Class A common stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). On February 1, 2023, the Company received written notification from the Staff, granting the Company’s request for a 180-day extension to regain compliance with Rule 5550(a)(2). The Company now has until July 31, 2023 to meet the requirement. The Company intends to complete a reverse stock split to regain compliance with the Bid Price Rule under the Nasdaq Listing Rules.

If our securities are delisted from Nasdaq due to non-compliance with Rule 5550(a)(2) or the failure to satisfy another applicable Nasdaq rule, such delisting would have a material adverse impact on the trading price and ability to transfer our securities.

USE OF PROCEEDS

In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may issue and sell shares of our Class A common stock having aggregate gross sales proceeds of up to $5.7 million from time to time through or to the Sales Agent. The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our Class A common stock sold and the market price at which such shares are sold. Further, because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

We currently intend to use any net proceeds from this offering for general corporate purposes, including working capital. We may use a portion of the net proceeds of this offering to repay our outstanding indebtedness. Our management will have broad discretion in the allocation of the net proceeds of this offering for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

S-6

DILUTION

If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A common stock immediately after this offering. Our historical net tangible book value (deficit) of our Class A common stock as of March 31, 2023 was approximately $(5.9) million, or approximately $(0.2268) per share of Class A common stock based upon 25,881,391 shares then outstanding. Our historical net tangible book value (deficit) per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of Class A common stock outstanding as of March 31, 2023.

After giving effect to the sale of $5.7 million of our Class A common stock at an assumed offering price of $0.5506 per share, the last reported sale price of our Class A common stock on the Nasdaq Capital Market on June 23, 2023, and after deducting commissions and estimated offering expenses payable by us, the as adjusted net tangible book value of our Class A common stock as of March 31, 2023 would have been approximately $(0.4) million or $(0.0122) per share. The change represents an immediate increase in net tangible book value per share of our Class A common stock of $0.2146 per share to existing stockholders and an immediate dilution of $0.5628 per share to new investors in this offering.

The following table illustrates this per share dilution.

Assumed offering price per share		$0.5506
Net tangible book value (deficit) per share as of March 31, 2023	$(0.2268)
Increase in net tangible book value per share attributable to the offering	$0.2146
As adjusted net tangible book value per share after giving effect to this offering		$(0.0122)
Dilution per share to new investors participating in the offering		$0.5628

The table above assumes for illustrative purposes that an aggregate of $5.7 million of shares of our Class A common stock are sold at a price of $0.5506 per share, the last reported sale price of our Class A common stock on Nasdaq Capital Market on June 23, 2023. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.5506 per share shown in the table above, assuming all of our offered Class A common stock in the aggregate amount of $5.7 million is sold at that price, our as adjusted net tangible book value (deficit) per share after this offering would be $(0.0133) per share and the dilution in net tangible book value per share to new investors would be $0.5639 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.5506 per share shown in the table above, assuming all of our offered Class A common stock in the aggregate amount of $5.7 million is sold at that price, our as adjusted net tangible book value (deficit) per share after this offering would be $(0.0098) per share and the dilution in net tangible book value per share to new investors would be $0.5604 per share, after deducting commissions and estimated offering expenses payable by us.

The information discussed above is illustrative only and may differ based on the actual offering price and the actual number of shares offered.

The table above is based on 25,881,391 shares of common stock outstanding as of March 31, 2023, and does not include, as of that date:

●	6,145,995 shares of Class V Common Stock;

●	10,997,500 Warrants to purchase an equal number of shares of Class A common stock at an exercise price of $11.50 per share;

●	10,294,118 warrants to purchase an equal number of shares of Class A common stock at an exercise price of $3.60 per share; and

●	shares of our Class A common stock subject to outstanding awards and shares reserved for future award grants under our equity incentive plans.

To the extent outstanding options or warrants are exercised, there will be further dilution to investors. In addition, to the extent that we issue additional equity securities in connection with future capital raising activities, our then-existing stockholders may experience dilution.

S-7

PLAN OF DISTRIBUTION

We have entered into an at the market offering agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (the “Sales Agent”), under which we may issue and sell from time to time up to $5.7 million of our Class A common stock through or to the Sales Agent as our sales agent or principal. Sales of our Class A common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, in ordinary brokers’ transactions, to or through a market maker, on or through Nasdaq or any other trading market where Class A common stock may be traded, in the over-the-counter market, in privately negotiated transactions or through a combination of any such methods. If we and the Sales Agent agree on any method of distribution other than sales of shares of Class A common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. If agreed between us and the Sales Agent, the Sales Agent may purchase shares of our Class A common stock as principal.

The Sales Agent will offer our Class A common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of Class A common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of Class A common stock requested to be sold by us. We may instruct the Sales Agent not to sell Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The Sales Agent or we may suspend the offering of our Class A common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party. The Sales Agent and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to the Sales Agent as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse the Sales Agent up to $50,000 of its legal expenses incurred in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable under the Sales Agreement, will be approximately $100,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A common stock.

The Sales Agent will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which Class A common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of Class A common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of Class A common stock sold through the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of Class A common stock.

The settlement for sales of Class A common stock between us and the Sales Agent will occur on the second trading day following the date on which the sale was made, or any such other settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act. . There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Class A common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act. To the extent required by Regulation M promulgated under the Exchange Act, the Sales Agent will not engage in any transactions that stabilizes our Class A common stock while the offering pursuant to this prospectus supplement and the accompanying prospectus is ongoing.

The Sales Agent and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of its business, the Sales Agent may trade our securities for its own account or for the accounts of customers, and, accordingly, the Sales Agent may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

Our Class A common stock is listed on the Nasdaq Capital Market and trades under the symbol “SNAX.” The transfer agent of our Class A common stock is Continental Stock Transfer & Trust Company.

S-8

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Craig-Hallum Capital Group LLC in connection with this offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to securities offered by this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits thereto. For more information regarding us and the securities offered by this prospectus supplement, we refer you to the full registration statement, including the exhibits filed therewith. This prospectus summarizes certain provisions of certain contracts and other documents filed as exhibits to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

You may access our SEC filings, including this registration statement, at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and file reports, proxy statements, and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website referred to above. We also maintain a website at www.stryve.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

S-9

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8–K:

●	our annual report on Form 10–K for the fiscal year ended December 31, 2022, filed with the SEC on April 17, 2023;

●	our quarterly report on Form 10–Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023;

●	our current reports on Form 8–K filed with the SEC on February 2, 2023, April 21, 2023, and June 9, 2023;

●	our definitive proxy filed with the SEC on May 2, 2023; and

●	the description of the common stock contained in our registration statement on Form 8-A (File No. 001-38785), filed with the SEC on January 23, 2019, pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.5 of our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed on April 17, 2023.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the documents incorporated herein by reference may be obtained on our website at www.stryve.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s website at http://www.sec.gov.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

Stryve Foods, Inc.

Post Office Box 864

Frisco, TX 75034

Telephone: (972) 987-5130

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

S-10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby are currently anticipated as follows (all amounts are estimated except the SEC registration fee):

Amount to be paid
SEC Registration Fee		$2,204
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Miscellaneous Expenses (including any applicable listing fees, printing fees, and transfer agent fees and expenses)		*
Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

II-1

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Amended and Restated Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have also entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-2

ITEM 16. EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement*

1.2	At the Market Offering Agreement between the Company and Craig-Hallum Capital Group LLC dated June 30, 2023

3.1	First Amended and Restated Certificate of Incorporation. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

3.2	Bylaws (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed in July 20, 2021)

4.1	Form of Class A Common Stock Certificate (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

4.2	Specimen Warrant Certificate (Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-228530))

4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)

4.4	Form of Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 11, 2022.)

4.5	Form of Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on April 21, 2023.)

4.6	Form of Certificate of Designations.*

4.7	Form of Warrant.*

4.8	Form of Warrant Agreement.*

4.9	Form of Securities Purchase Contract.*

4.10	Form of Unit Agreement.*

5.1	Opinion of Foley & Lardner LLP (filed herewith)

5.2	Opinion of Foley & Lardner LLP relating to the sales agreement prospectus (filed herewith)

23.1	Consent of Marcum LLP (filed herewith)

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

23.3	Consent of Foley & Lardner LLP relating to the sales agreement prospectus (included in Exhibit 5.2 filed herewith)

24.1	Powers of Attorney (included on signature page)

107	Filing Fee Table

* If required, to be filed by amendment or under subsequent Current Report on Form 8-K.

II-3

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-4

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plano, Texas, on this June 30, 2023.

STRYVE FOODS, INC.

By:	/s/ Christopher Boever
Name:	Christopher Boever
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Boever and Norma Garcia his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Boever	Chief Executive Officer and Director
Christopher Boever	(Principal Executive Officer)	June 30, 2023

/s/ R. Alex Hawkins	Chief Financial Officer
R. Alex Hawkins	(Principal Financial and Accounting Officer)	June 30, 2023

/s/ B. Luke Weil
B. Luke Weil	Director	June 30, 2023

/s/ Kevin Vivian
Kevin Vivian	Director	June 30, 2023

/s/ Robert Ramsey
Robert Ramsey	Director	June 30, 2023

/s/ Ted Casey
Ted Casey	Director	June 30, 2023

/s/ Mauricio Orellana
Mauricio Orellana	Director	June 30, 2023

/s/ Chris Whitehair
Chris Whitehair	Director	June 30, 2023

/s/ Gregory S. Christenson
Gregory S. Christenson	Director	June 30, 2023